S&C Draft of June 28, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 22, 2011
AMC NETWORKS INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 1-35106	No. 27-5403694

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11 Penn Plaza
New York, NY	10001

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 324-8500
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01.	Other Events.
7.75% Senior Notes due 2021
On June 22, 2011, AMC Networks Inc. (the “Company”) and certain of its subsidiaries entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Funding Inc., as selling noteholders (the “Selling Noteholders”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the initial purchasers (the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Selling Noteholders will sell to the Initial Purchasers $700 million in aggregate principal amount of the Company’s 7.75% Senior Notes due 2021 (the “Notes”) in connection with an offering of the Notes (the “Offering”) to qualified institutional buyers under Rule 144A of the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The Offering is expected to close on June 30, 2011 (the “Closing Date”), subject to customary closing conditions. On the Closing Date, the Company expects to issue the Notes to CSC Holdings, LLC (“CSC Holdings”), the Company’s parent, as partial consideration for the transfer to the Company of the AMC Networks business on June 6, 2011 pursuant to the Contribution Agreement, dated as of June 6, 2011 (the “Contribution Agreement”), among the Company, CSC Holdings and Cablevision Systems Corporation. The Company expects that CSC Holdings will transfer the Notes to the Selling Noteholders on the Closing Date in satisfaction and discharge of certain existing debt of CSC Holdings.
Interest on the Notes will accrue at the rate of 7.75% per annum and will be payable semi-annually in arrears on January 15 and June 15 of each year, commencing on January 15, 2012. The Notes will mature on July 15, 2021.
The Notes will be redeemable in whole or in part, at any time on or after July 15, 2016, at a redemption price equal to 103.875% of the principal amount thereof (plus accrued and unpaid interest thereon, if any, to the date of such repurchase), declining annually to 100% of the principal amount thereof (plus accrued and unpaid interest thereon, if any, to the date of such repurchase) beginning on July 15, 2019.
In addition, if the Company experiences certain change of control events, the holders of the Notes may require the Company to repurchase for cash all or a portion of their Notes at a price equal to 101% of the principal amount thereof (plus accrued and unpaid interest thereon, if any, to the date of such repurchase).
The notes will be guaranteed on a senior unsecured basis by each of the Company’s existing and future domestic restricted subsidiaries, subject to certain exceptions.
Senior Secured Credit Facility
On June 22, 2011, the Company determined the pricing of a senior secured credit facility that it expects to enter into pursuant to a Credit Agreement (the “Credit Agreement”) to be dated as of June 30, 2011, among the Company, as the Borrower, certain subsidiaries of the Borrower, as

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restricted subsidiaries, JPMorgan Chase Bank, National Association, as Administrative Agent, Collateral Agent and L/C Issuer, the lenders party thereto and the other financial institutions party thereto.
The Credit Agreement is expected to provide the Company with senior secured credit facilities consisting of a $1,130 million Term Loan A Facility (the “Term A Facility”), a $595 million Term Loan B Facility (the “Term B Facility”) and a $500 million revolving credit facility (the “Revolving Facility”). The Company expects to issue approximately $577 million of borrowings under the Term B Facility (the “Contribution Loans”) to CSC Holdings as partial consideration for the transfer to the Company of the AMC Networks business on June 6, 2011 pursuant to the Contribution Agreement. The Company expects that CSC Holdings will transfer the Contribution Loans to the Selling Noteholders on the Closing Date in satisfaction and discharge of certain existing debt of CSC Holdings. The Company does not expect to draw on the Revolving Facility on the Closing Date.
Although the Company expects the lenders under the senior secured credit facilities to fund the Company’s borrowings under these facilities on the Closing Date, they are not obligated to do so and there can be no assurance that any such funding will be available. The funding of the senior secured credit facilities on the Closing Date is also subject to customary closing conditions.
Borrowings under the Credit Agreement will bear interest at a floating rate, which at the option of the Company may be (1) for the Term A Facility and the Revolving Facility, either (a) a base rate plus an additional rate ranging from 0.50% to 1.25% per annum (determined based on a cash flow ratio), or (b) a Eurodollar rate plus an additional rate ranging from 1.50% to 2.25% per annum (determined based on a cash flow ratio), and (2) for the Term B Facility, either (a) 2.00% per annum above the base rate, or (b) 3.00% per annum above a Eurodollar rate (and subject to a LIBOR floor of 1.00% per annum).
The Credit Agreement will require the Company to pay a commitment fee of between 0.25% and 0.50% (determined based on a cash flow ratio) in respect of the average daily unused commitments under the Revolving Facility. The Company will also be required to pay customary letter of credit fees, as well as fronting fees, to banks that issue letters of credit pursuant to the Credit Agreement.
All obligations under the Credit Agreement will be guaranteed by certain of the Company’s existing and future direct and indirect domestic subsidiaries that are not designated as unrestricted subsidiaries in accordance with the Credit Agreement (the “Subsidiary Guarantors”). All obligations under the Credit Agreement, including the guarantees of those obligations, will be secured by certain assets of the Company and the Subsidiary Guarantors.
The Credit Agreement will contain customary affirmative and negative covenants and will also require the Company to comply with the following financial covenants: (i) a maximum ratio of net debt to annual operating cash flow (each to be defined in the Credit Agreement) of 7.00:1 initially, and decreasing in increments to 5.50:1 for periods on and after January 1, 2015; and (ii) a minimum ratio of annual operating cash flow to annual total interest expense (to be defined in the Credit Agreement) of 2.50:1 initially, increasing to 2.75:1 for periods on and after January 1, 2014.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

AMC NETWORKS INC. (Registrant)
By:	/s/ Sean S. Sullivan
	Name:	Sean S. Sullivan
	Title:	Executive Vice President and Chief Financial Officer

Dated: June 28, 2011

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